EXECUTION COPY                            Exhibit 4.3

                 REGISTRATION RIGHTS AGREEMENT


           THIS  REGISTRATION  RIGHTS  AGREEMENT  (this
"Agreement"), entered into as of December __,  1997  by
and   between  [BUYER],  c/o  First  Bermuda  Financial
Services  Limited,  Chevron House,  11  Church  Street,
Hamilton  HM  NX,  Bermuda (the  "Buyer"),  and  COYOTE
NETWORK SYSTEMS, INC., a Delaware corporation with offices at 4360 Park Terrace Drive, Westlake Village,
CA 91361, U. S. A. (the "Company").

                      W I T N E S S E T H:

          WHEREAS, pursuant to a Convertible Securities
Subscription  Agreement, dated as of  the  date  hereof
(the "Subscription Agreement"), by and between the Company and the Buyer, the Company has agreed to sell and the Buyer has agreed to purchase U.S. $__________ of the Company's 8% Convertible Notes due December __,
2000 (the "Notes") convertible into shares of the Company's common stock, $1.00 par value (the "Shares");

           WHEREAS, pursuant to the terms of, and in partial consideration for, the Buyer's agreement to enter into the Subscription Agreement, the Company has agreed to provide the Buyer with certain registration rights with respect to the Shares as set forth in this Agreement;

           NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, covenants and conditions set forth in the Agreement and this Registration Rights Agreement, the Company and the
Buyer agree as follows:

           1.    Certain Definitions.  As used in  this
Agreement, the following terms shall have the following respective meanings:

           "Commission" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

            "Registrable  Securities"  shall  mean  the
Shares issued to Buyer or its designee upon conversion of the Notes or upon any stock split, stock dividend, recapitalization or similar event with respect to such Shares; provided, however, that Registrable Securities shall cease to be Registrable Securities when they may be sold pursuant to Rule 144 under the Securities Act.
Registrable Securities shall not include the Notes.

            The  terms  "register",  "registered"   and
"registration" shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and applicable rules and regulations thereunder, and the declaration or ordering of the effectiveness of such registration statement.

            "Registration  Expenses"  shall  mean   all
expenses to be incurred by the Company in connection with Buyer's exercise of its registration rights under this Agreement, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of

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counsel for the Company, blue sky fees and expenses,
reasonable fees and disbursements of one counsel to Holders participating in the registration for a review of the Registration Statement and related documents, and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company, which shall be paid in any event by the Company).

             "Selling   Expenses"   shall   mean    all
underwriting   discounts   and   selling    commissions
applicable to the sale of Registrable Securities and all fees and disbursements of counsel for Holder not included with "Registration Expenses".

           "Holder"  shall include the  Buyer  and  any
permitted  transferee of Notes, Shares  or  Registrable
Securities  which have not been sold to the  public  to
whom   the  registration  rights  conferred   by   this
Agreement  have  been transferred  in  compliance  with
Section 11 herein.

            "Registration Statement" shall have the meaning set forth in Section 3(a) herein.

           "Regulation S" shall mean Regulation S as promulgated pursuant to the Securities Act, and as subsequently amended.

           "Rule 144" shall mean Rule 144 under the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission.

          "Securities Act" shall mean the United States
Securities Act of 1933, as amended.

           2.   Conditions to Registration Requirement.
The   Company's   obligation  hereunder   to   register
Registrable  Securities shall arise in the  event  that
Company  receives a written opinion of counsel for  the
Holder   (which  counsel  shall  be  of  a   law   firm
experienced   in  United  States  securities   matters)
indicating that there has been an amendment or material
change to the Securities Act or Regulation S after  the
date  hereof, or the promulgation by the Commission  of
an  interpretative release or other statement after the
date  hereof, which prohibits or restricts or otherwise
materially   affects   the   Holder   from    reselling
Registrable Securities without registration  under  the
Securities   Act  (a  "Registration  Trigger   Event").
Notwithstanding the foregoing, it will not be deemed a "Registration Trigger Event" to the extent that Holder desires to engage in a distribution of the Registrable
Securities which otherwise requires registration under the Securities Act or in activity which otherwise deems
Holder to be a statutory underwriter under Section 5 of the Securities Act. In the event that a Registration
Trigger Event has occurred, then Holder shall be entitled to require the Company to register all of Holder's Registrable Securities in accordance with this Agreement.

          3.   Request for Registration.

                 (a)    Upon   the  occurrence   of   a
Registration  Trigger  Event,  if  the  Company   shall
receive  from a Holder (or, in the event there is  more
than one Holder as a result of the issuance by the Company of the Notes, the Company shall receive written notice from such Holders acting with respect to their rights under this Agreement according to a vote of a majority-in-interest of the Holders) a written request that  the Company effect any registration
with respect to any Registrable Securities, the Company shall use its commercially reasonable efforts to effect such
registration   (including,  without   limitation,   the
execution of an undertaking to file post-effective amendments, appropriate qualification under applicable state securities laws and appropriate compliance with applicable regulations issued under the Securities Act)
as   may  be  so  requested  and  as  would  permit  or
facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in  such  request  in  the  states  specified  in  such
request.   Notwithstanding the foregoing,  the  Company
shall  not  be  obligated  hereunder  to  effect   such
registration unless the proposed public offering  price
of  the  securities to be included in such registration
shall   be   at   least   $250,000  (before   deducting
underwriting  discounts  and  commissions).    If   the
registration   request  pertains  to  any   Registrable
Securities   not  yet  outstanding  because  conversion
rights  have not been exercised, Company may  condition
the registration of such securities on an irrevocable undertaking to pay all expenses incident to such
registration   if  such  conversion  rights   are   not
exercised   prior  to  the  effective   date   of   the
registration statement.

            Subject  to  the  previous  paragraph,  the
Company  shall  file (i) a registration statement  with
the   Commission  pursuant  to  Rule  415   under   the
Securities Act on Form S-3 under the Securities Act (or
in the event that the Company in ineligible to use such
form, such other form as the Company is eligible to use
under  the Securities Act) covering at least __________
of  the  Registrable  Securities  so  requested  to  be
registered ("Registration Statement"); (ii) such  state
securities filings as shall have been requested by  the
Holder; and (iii) any required filings with The  Nasdaq
Stock  Market,  Inc. or exchange where the  Shares  are
traded,  as soon as practicable, after receipt  of  the
request  of  the Holder.  Thereafter the Company  shall
use  its  commercially reasonable efforts to have  such
Registration  Statement  and  other  filings   declared
effective.

                (b)   (i)   Subject to  the  conditions
contained  in Section 3(a) above, if the Company  fails
to  file  a Registration Statement complying  with  the
requirements of this Agreement within 45 days from  the
date  of receipt by the Company of the Holder's written
request    (provided,   however,   that    under    the
circumstances described in 3(e) below the  Company  may
have  an  additional 45 days thereafter  to  file  such
Registration Statement by providing written  notice  to
the  Holders  requesting  such registration  indicating
that  the Company is diligently pursuing the filing  of
such  Registration  Statement) or if such  Registration
Statement has not become effective within 90 days  from
the  date of filing thereof, the Holder shall have,  in
addition  to and without limiting any other  rights  it
may  have  at  law, in equity or under the  Notes,  the
Subscription  Agreement, or this  Agreement  (including
the  right  to  specific  performance),  the  right  to
receive,   as  liquidated  damages,  the  payments   as
provided in subparagraph (ii) of this section.

                    (ii) If after ninety (90) days from
the date of filing of the Registration Statement, the Registration Statement has not been declared effective by the Commission, then the Company shall pay to the Buyer an amount equal to 3% of the Initial Principal
Amount (as defined in the Note) in cash, for each 30-day period after the ninety (90) day period that such Registration Statement is not effective (which payment shall be pro rata for any period of less than 30 days).
In addition to the foregoing, if after 180 days from the date of filing of the Registration Statement, the Registration Statement has not been declared effective by the Commission, then at the option of such Holder, the Company shall be required to redeem all the Notes held by such Holder at a redemption price equal to 125% of the Outstanding Principal Amount of the Note plus accrued interest thereon, together with all other payments due under this paragraph and under the Note and the Agreement.

                     (iii)     The Company acknowledges
that its failure to register the Registrable Securities
in accordance with this Agreement will cause the Holder
to  suffer  damages in an amount that will be difficult
to  ascertain.  Accordingly, the parties agree that  it
is  appropriate to include in this Registration  Rights
Agreement  a  provision  for liquidated  damages.   The
parties  acknowledge  and  agree  that  the  liquidated
damages  provisions  set  forth  above  represent   the
parties'  good  faith effort to quantify  such  damages
and,  as  such, agree that the form and amount of  such
liquidated   damages  are  reasonable  and   will   not
constitute a penalty.

                     (iv) In computing the time periods
provided  in  this paragraph 3(b), any  delays  arising
from  the  failure or refusal of any Holder to  provide
information   which  the  Company's  counsel   or   the
Commission states in writing is required for  inclusion
on the Registration Statement within ten (10) days of a
written   request  by  the  Company  to  provide   such
information, shall increase the number of days for the Company to act by a corresponding number.

                (c)   If there is more than one Holder,
such Holders shall act with respect to their rights under this Agreement according to the vote of a majority-in-interest of the Holders.

                (d)   The  Company shall make available
for  inspection  by a representative or representatives
of  the Holder, and any attorney or accountant retained
by   such  Holder,  all  financial  and  other  records
customary   for  such  purposes,  pertinent   corporate
documents and properties of the Company, and cause  the
Company's  officers, directors and employees to  supply
all   information  reasonably  requested  by  any  such
representative,  attorney or accountant  in  connection
with  such  Registration Statement.   The  Holder  will
agree to keep all non-public information supplied to it confidential until such information is included in a Registration Statement which has been made publicly available.

                (e)  The Company shall not be obligated
to   keep   such  Registration  Statement  continuously
effective for a period of more than two years from the date it is declared effective by the Commission;
provided, however, that if so requested by the holders of a majority-in-interest of the Registrable Securities the Company shall agree to extend the period for which the Registration Statement remains effective to the same extent that "suspension periods" are imposed pursuant to the next paragraph, but only so long as the then unsold Registrable Securities covered by such Registration are too numerous to be sold under the volume limitations of Rule 144 in any applicable three-month period by any holder.

                     Following the effectiveness of the
Registration Statement pursuant to this Agreement,  the
Company may, at any time, suspend the effectiveness  of
such Registration Statement and sales thereunder for up
to   twenty  (20)  business  days,  as  appropriate  (a
"Suspension  Period"), by giving notice to each  holder
(or underwriter, if any) selling thereunder, if the Board of Directors shall have determined in good faith that the Company may be required to disclose any material corporate development which disclosure (i) may have a material adverse effect on the Company, (ii) may have a material adverse affect on the transaction or matter to be disclosed, or (iii) would be detrimental to the Company or its stockholders. Notwithstanding the foregoing, no more than two Suspension Periods
(i.e.,  forty

(40) business days) may occur in any twelve (12) month
period, and the Company shall use its commercially
reasonable efforts to limit the duration and number of
any suspension periods. Holder agrees (and shall require that any underwriter agree) that, upon receipt of any notice from the Company of any Suspension Period, Holder
shall forthwith discontinue disposition of shares covered
by the Registration Statement and related prospectus or
other offering materials (the "Prospectus") until such
Holder (i) is advised in writing by the Company that the use of the applicable Prospectus may be resumed, (ii) has received copies of a supplemental or omitted Prospectus, if applicable, and (iii) has received copies of any
additional   or   supplemental   filings   which    are
incorporated or deemed to be incorporated by reference in such Prospectus. Holder acknowledges that receipt of notice of a Suspension Period could, itself, be considered material nonpublic information and agrees not to trade on (or tip others with respect to) such information.

            4.     Expenses   of   Registration.    All
Registration Expenses incurred in connection  with  any
registration,   qualification   or   compliance    with
registration pursuant to this Agreement shall be borne by the Company, and all Selling Expenses shall be borne by the Holder, except for a legal fee not to exceed
$3,500 of Counsel to the Holder for review of the Registration Statement.

           5.   Registration on Form S-3.  Although the
Company  shall use its commercially reasonable  efforts
to   qualify  for  registration  on  Form  S-3  or  any
comparable or successor form or forms, or in the event that the Company is ineligible to use such form, such form as the Company is eligible to use under the Securities Act, nothing in the Subscription Agreement or this Agreement is intended to require the Company to pay dividends in order to use Form S-3.

          6.   Registration Procedures.  In the case of
each  registration effected by the Company pursuant  to
this  Agreement,  the  Company  will  keep  the  Holder
advised  in  writing  as  to  the  initiation  of  each
registration and as to the completion thereof.  At  its
expense,   the   Company  will  use  its   commercially
reasonable efforts to:

                (a)   Keep  such Registration Statement
effective for the period ending twenty-four (24) months after the registration has been declared effective by the Commission or until the Holder has completed the distribution described in the Registration Statement relating thereto, whichever first occurs.

               (b)  Furnish such number of Prospectuses
and other documents incident thereto as the Holder from time to time may reasonably request.

          7.   Indemnification.

                (a)   Company Indemnity.   The  Company
will  indemnify  the  Holder,  each  of  its  officers,
directors  and  partners, and each  person  controlling
Holder,  within  the  meaning  of  Section  15  of  the
Securities Act and the rules and regulations thereunder
with  respect  to which registration, qualification  or
compliance   has   been  effected  pursuant   to   this
Agreement,  against  all claims,  losses,  damages  and
liabilities (or actions in respect thereof) arising out
of  or based on any untrue statement (or alleged untrue
statement)  of  a  material  fact  contained   in   any
Prospectus,   (including   any   related   Registration
Statement,  notification or the like) incident  to  any
such  registration,  qualification  or  compliance,  or
based  on  any omission (or alleged omission) to
state therein a material fact required to be stated therein
or   necessary  to  make  the  statements  therein  not
misleading,  or  any violation by the  Company  of  the
Securities Act or any state securities law or in either
case,  any rule or regulation thereunder applicable  to
the Company and relating to action or inaction required
of   the   Company   in  connection   with   any   such
registration,  qualification or  compliance,  and  will
reimburse  the Holder, each of its officers,  directors
and  partners, and each person controlling such Holder,
for   any  legal  and  any  other  expenses  reasonably
incurred in connection with investigating and defending
any  such  claim,  loss, damage, liability  or  action,
provided  that  the Company will not be liable  in  any
such  case  to  the extent that any such  claim,  loss,
damage, liability or expense arises out of or is  based
on  any untrue statement or omission based upon written
information  furnished  to the Company  by  Holder  and
stated  to  be  specifically  for  use  therein.    The
indemnity  agreement  contained in  this  Section  7(a)
shall  not apply to amounts paid in settlement  of  any
such  loss, claim, damage, liability or action if  such
settlement  is  effected without  the  consent  of  the
Company   (which  consent  will  not  be   unreasonably
withheld).

               (b)  Holder Indemnity.  The Holder will,
if  Registrable Securities held by it are  included  in
the   securities   as   to  which  such   registration,
qualification   or   compliance  is   being   effected,
indemnify the Company, each of its directors, officers,
partners,  and  each  underwriter,  if  any,   of   the
Company's  securities covered by  such  a  registration
statement, each person who controls the Company or such
underwriter  within the meaning of Section  15  of  the
Securities   Act   and   the  rules   and   regulations
thereunder,  each other Holder (if any),  and  each  of
their officers, directors and partners, and each person
controlling  such  other  Holder  against  all  claims,
losses,  damages and liabilities (or actions in respect
thereof)  arising  out  of  or  based  on  any   untrue
statement  (or alleged untrue statement) of a  material
fact  contained  in  any  such registration  statement,
prospectus, offering circular or other document, or any
omission  (or  alleged omission)  to  state  therein  a
material   fact  required  to  be  stated  therein   or
necessary to make the statement therein not misleading,
and  will reimburse the Company and such other  holders
and    their    directors,   officers   and   partners,
underwriters  or control persons for any legal  or  any
other  expenses reasonably incurred in connection  with
investigating  and  defending  any  such  claim,  loss,
damage,  liability  or action,  in  each  case  to  the
extent,  but  only  to  the extent,  that  such  untrue
statement (or alleged untrue statement) or omission (or
alleged   omission)   is  made  in  such   registration
statement,  prospectus,  offering  circular  or   other
document in reliance upon and in conformity with written information furnished to the Company by Holder and stated to be specifically for use therein, and provided that the maximum amount for which the Holder shall be liable under this indemnity shall not exceed the net proceeds received by the Holder from the sale of the Registrable Securities. The indemnity agreement contained in this Section 7(b) shall not apply to amounts paid in settlement of any such claims, losses, damages or liabilities if such settlement is effected without the consent of Holder (which consent shall not be unreasonably withheld).

                (c)  Procedure.  Each party entitled to
indemnification under this Section 7 (the  "Indemnified
Party")  shall  give notice to the  party  required  to
provide   indemnification  (the  "Indemnifying  Party")
promptly   after  the  Indemnified  Party  has   actual
knowledge  of  any claim as to which indemnity  may  be
sought,  and  shall  permit the Indemnifying  Party  to
assume  the defense of any such claim in any litigation
resulting  therefrom,  provided that  counsel  for  the
Indemnifying  Party, who shall conduct the  defense  of
such claim or any litigation resulting therefrom, shall
be  approved  by the Indemnified Party (whose  approval
shall   not   be   unreasonably  withheld),   and   the
Indemnified  Party may participate in such defense at
such
party's  expense, and provided further  that  the
failure  of  any  Indemnified Party to give  notice  as
provided  herein  shall  not relieve  the  Indemnifying
Party of its obligations under this Section 7 except to
the  extent  that the Indemnifying Party is  materially
and  adversely  affected  by such  failure  to  provide
notice.  No Indemnifying Party, in the defense  of  any
such  claim  or  litigation,  shall,  except  with  the
consent of each Indemnified Party, consent to entry  of
any  judgment or enter into any settlement  which  does
not include as an unconditional term thereof the giving
by  the claimant or plaintiff to such Indemnified Party
of  a  release  from all liability in respect  to  such
claim  or  litigation.   Each Indemnified  Party  shall
furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with the defense of such claim and litigation resulting therefrom.

           8.    Contribution.  If the  indemnification
provided for in Section 7 herein is unavailable to  the
Indemnified  Parties in respect of any losses,  claims,
damages  or liabilities referred to herein (other  than
by  reason  of  the exceptions provided therein),  then
each  such  Indemnifying Party, in lieu of indemnifying
the  Indemnified Party, shall contribute to the  amount
paid or payable by the Indemnified Party as a result of
such  losses,  claims, damages or  liabilities  (i)  as
between the Company and the Holder on the one hand  and
the underwriters on the other, in such proportion as is
appropriate  to reflect the relative benefits  received
by  the  Company  and the Holder on  the  one  hand  or
underwriters, as the case may be, on the other from the
offering  of  the Registrable Securities,  or  if  such
allocation is not permitted by applicable law, in  such
proportion as is appropriate to reflect not  only  such
relative  benefits but also the relative fault  of  the
Company   on  the  one  hand  and  of  the  Holder   or
underwriters,  as  the case may be,  on  the  other  in
connection  with  the  statements  or  omissions  which
resulted   in   such   losses,   claims,   damages   or
liabilities,  as  well as any other relevant  equitable
considerations and (ii) as between the Company  on  the
one   hand  and  the  Holder  on  the  other,  in  such
proportion as is appropriate to reflect the relative fault of the Company and of the Holder in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.

          The relative benefits received by the Company on the one hand and the Holder or the underwriters, as the case may be, on the other shall be deemed to be in the same proportion as the proceeds from the offering
(net of underwriting discounts and commissions but before deducting expenses) received by the Company from the initial sale of the Notes which can be converted into Registrable Securities by the Company to the Holder pursuant to the Subscription Agreement which corresponds to this Agreement bear to the gain realized by such Holder or the total underwriting discounts and commissions received by the underwriters as set forth in the table on the cover page of the prospectus, as the case may be. The relative fault of the Company on the one hand and of the Holder or underwriters, as the case may be, on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, by the Holder or by the underwriters.

           In  no  event  shall the obligation  of  any
Indemnifying Party to contribute under this  Section  8
exceed the amount that the Indemnifying Party would have been obligated to pay by way of indemnification if the indemnification provided for under Section 7(a) or 7(b) hereof had been available under the circumstances.

           The  Company  and the Holder agree  that  it
would   not  be  just  and  equitable  if  contribution
pursuant to this Section 8 were determined by pro  rata
allocation (even if the Holder or the underwriters were
treated as one entity for such purpose) or by any other
method of allocation which does not take account of the
equitable considerations referred to in the immediately
preceding paragraphs.  The amount paid or payable by an
Indemnified  Party as a result of the  losses,  claims,
damages  and liabilities referred to in the immediately
preceding  paragraphs  shall  be  deemed  to   include,
subject  to the limitations set forth above, any  legal
or   other   expenses  reasonably   incurred   by   the
Indemnified  Party in connection with investigating  or
defending  any  such action or claim.   Notwithstanding
the   provisions  of  this  Section,   no   Holder   or
underwriter shall be required to contribute any  amount
in excess of the amount by which (i) in the case of the
Holder,  the  net proceeds received by the Holder  from
the  sale of Registrable Securities or (ii) in the case
of  an  underwriter,  the  total  price  at  which  the
Registrable  Securities purchased by it and distributed
to  the  public were offered to the public exceeds,  in
any  such  case,  the amount of any  damages  that  the
Holder  or  underwriter has otherwise been required  to
pay   by  reason  of  such  untrue  or  alleged  untrue
statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

             9.      Survival.    The   indemnity   and
contribution agreements contained in Sections 7  and  8
shall remain operative and in full force and effect regardless of (i) any termination of the Subscription
Agreement or any underwriting agreement, (ii) any investigation made by or on behalf of any Indemnified
Party or by or on behalf of the Company and (iii) the consummation of the sale or successive resales of the Registrable Securities.

          10. Information by Holder. The Holder shall furnish to the Company such information regarding such Holder and the distribution proposed by such Holder as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Agreement.

           11.   Transfer or Assignment of Registration
Rights.   The  rights, granted to Buyer by the  Company
under this Registration Rights Agreement, to cause the Company to register Registrable Securities, may be transferred or assigned to a transferee or assignee of not less than $250,000 in principal amount of Notes, provided that the Company is given written notice by Holder at the time of or within a reasonable time after said transfer or assignment, stating the name and address of said transferee or assignee and identifying the securities with respect to which such registration rights are being transferred or assigned, and provided further that the transferee or assignee of such rights is not deemed by the board of directors of the Company, in its reasonable judgment, to be a competitor of the Company; and provided further that the transferee or assignee of such rights agrees to be bound by this Agreement.

           Buyer  is  one  of  a group  of  holders  of
Registrable Securities issued or issuable pursuant to a
total  aggregate  amount of up to $3,000,000  of  Notes
purchased by Buyer and others in a transaction designed
to  qualify  as  an offering pursuant to Regulation  S.
Any action to be taken under this Agreement or any term
of  this  Agreement may be amended or waived only  with
written  action by the Company and the  holders  of  at
least  a  majority-in-interest  of  the  total  of  the
Registrable  Securities.   Any  action,  amendment   or
waiver effected in accordance with this paragraph shall
be   binding   upon  each  of  the  other  holders   of
Registrable Securities at the time
then outstanding.

          12.  Miscellaneous.

                (a)   Entire Agreement.  This Agreement
contains the entire understanding and agreement of the parties, and may not be modified or terminated except by a written agreement signed by both parties.

                (b)   Notices.   Any  notice  or  other
communication  given or permitted under this  Agreement
shall  be  in writing and shall be deemed to have  been
duly   given  if  personally  delivered  or   sent   by
registered or certified mail, return receipt requested, postage prepaid or by air courier, (a) if to Buyer, at its address hereinabove set forth, (b) if to the Company, at its address hereinabove set forth, and (c) if to a holder other than Buyer, at the address thereof furnished by like notice to the Company, or (d) to any such addresses at such other address or addresses as shall be so furnished to the other parties by like notice.

                (c)   Gender of Terms.  All terms  used
herein shall be deemed to include the feminine and the neuter, and the singular and the plural, as the context requires.

                 (d)    Governing   Law;   Consent   of
Jurisdiction.   This  Agreement and  the  validity  and
performance of the terms hereof shall be governed by and construed in accordance with the laws of the State of Delaware. The parties hereto hereby consent to, and waive any objection to the exercise of, personal jurisdiction in the State of Delaware with respect to any action or proceeding arising out of this Agreement.

                (e)   Titles.  The titles used in  this
Agreement are used for convenience only and are not  to
be   considered  in  construing  or  interpreting  this
Agreement.

                (f)   Prospectus Delivery Requirements.
Holder  agrees, on Holder's behalf, and  shall  require
any transferee or assignee pursuant to Section 11 above
to  agree,  to comply with all applicable  federal  and
state securities laws, including without limitation all
prospectus delivery requirements applicable to  resales
of   the   securities  pursuant  to  the   Registration
Statement  and  Regulation M and Rule 10b-5  under  the
Securities Exchange Act of 1934, as amended.

                (g)  Termination.  The rights of Holder
to  require  the  Company  to  request  a  registration
pursuant to this Agreement shall terminate on the  date
which  is  five  (5)  years  from  the  date  of   this
Agreement.

           IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.


[BUYER]                    COYOTE NETWORK  SYSTEMS, INC.
                           a Delaware Corporation


By:                           By:
Name:                         Name:  James J. Fiedler
Title: Authorized Signatory   Title:  Chairman &  Chief
                                      Executive Officer